                                                                    EXHIBIT 20.1

                     Partners First Credit Card Master Trust
                     Excess Spread Analysis - February 2002

----------------------------------------------------------
Series                                         1998-3
Deal Size                                      $750 MM
Expected Maturity                               07/15/03
----------------------------------------------------------

Yield                                              16.97%
Less Coupon                                         1.98%
     Servicing Fee                                  2.00%
     Net Credit Losses                              8.89%
Excess Spread:
     February-02                                    4.10%
     January-02                                     4.64%
     December-01                                    4.53%
Three month Average Excess Spread                   4.42%

Delinquencies:
     30 to 59 Days                                  1.60%
     60 to 89 Days                                  1.17%
     90 + Days                                      2.67%
     Total                                          5.44%

Payment Rate:                                       8.61%